DATE: 28 AUGUST 2006

PETROFINANZ GMBH

IGNIS PETROLEUM GROUP, INC.

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Loan Agreement") is made this 28th day of August 2006.

BETWEEN:

1. Petrofinanz GMBH a company with administration address at Ajeltake Road,

Ajeltake Island, Majuro, Marshall Islands MH9696010 (the "Lender").

2. Ignis Petroleum Group, Inc. whose administration address is at 100 Crescent Court, 7th Floor, Dallas, TX, 75201 (the "Borrower").

WHEREAS:
  The Borrower previously borrowed $100,000.00 from Lender pursuant to the Loan Agreement dated December 22, 2005 by and between the Lender and the Borrower (the "Original Loan Agreement").
  The Borrower has requested an additional loan of $500,000.00 from the Lender for working capital purposes.

IT IS HEREBY AGREED as follows:

1. The Original Loan Agreement is hereby amended and restated in its entirety as set forth in this Loan Agreement. Lender hereby waives any default or Event of Default under the Original Loan Agreement including without limitation the Borrower's failure to repay the loan under the Original Loan Agreement on the Repayment Date set forth in the Original Loan Agreement.

2. The following expressions shall, where the context admits, have the following meanings;

i. "Events of Default" means the events described in Clause 8;

ii. the "Loan" means the sum of $600,000.00 which is being lent to the Borrower by the Lender under this Loan Agreement, including $100,000 previously lent under the Original Loan Agreement and $500,000 being lent on the date hereof;

iii. the "Repayment Date" means 28th February 2008.

3. The Lender will promptly make the remaining $500,000 of the Loan to the Borrower. The Borrower will:

i. repay the principal amount of the Loan at a rate of $30,000 per month on or before the 28th day of each month beginning January 28, 2007 and continuing until the Repayment Date, at which time the entire outstanding principal amount shall be due and payable. There shall be no penalty for repayment of the Loan prior to the Repayment Date.

ii. pay interest on the Loan on or before the Repayment Date. Interest shall accrue on the outstanding principal amount of the Loan as follows: (A) prior to the date hereof, interest accrued at the fixed rate of 12% per annum; and (B) on and after the date hereof, interest shall accrue at the fixed rate of 10% per annum. Interest shall be calculated on the basis of actual days elapsed on a 365 day year.

Notwithstanding the foregoing, if the Borrower obtains new financing from the issuance of debt or equity securities in excess of $1,000,000 after the date hereof and prior to the Repayment Date (a "Financing Event"), then the Borrower shall notify the Lender of the Financing Event and the Lender shall have the right to accelerate repayment of the Loan in which case the entire outstanding principal amount of the Loan and all accrued but unpaid interest thereon shall be immediately due and payable upon such Financing Event.

4. All payments to be made by the Borrower shall be made free and clear without deduction of any taxes, levies, imposts, duties, charges, fees, deductions or withholding of any nature unless deduction or withholding of the same is required by law. In the event such deduction or withholding is required by law, the Borrower shall pay to the Lender such additional amounts as will result in the Lender receiving the full amount which would have been received had no such deduction or withholding been required.

5. The Borrower represents and warrants:

i. that the acceptance of the Loan and the performance of this agreement are within its corporate powers and that there is no provision in any law, trust deed or other agreement binding on the Borrower which would conflict with or prevent the Borrower from entering into and performing this Loan Agreement in accordance with its terms.

ii. that there are no pending or threatened actions, proceedings or happenings which might materially affect the Borrower from entering into and performing this Loan Agreement in accordance with its terms.

6. The Borrower undertakes that whilst any amount remains outstanding under this facility it will advise the Lender as soon as it becomes aware that an Event of Default has occurred.

7. If any Event of Default shall occur the Lender may, at its absolute discretion, give notice that an Event of Default has occurred, and without prejudice to any other right or remedy the Lender may have, the amount then outstanding on the Loan will become immediately due and payable together with any accrued interest or other amount that shall be accrued thereunder. No failure or delay on the part of the Lender to exercise any power, right or remedy it may have under the terms of this agreement shall operate as a waiver thereof, nor shall any exercise or waiver of any such power, right or remedy preclude its further exercise, or the exercise of any other power, right or remedy. The powers, rights and remedies hereby provided are cumulative and are not exclusive of any powers, rights or remedies provided by law.

8. The Events of Default are the occurrence of any of the following events, provided that the Lender provides written notice of such the occurrence and five (5) business days to cure:

i. if the Borrower fails to pay any monies due hereunder when the same become due, or

ii. if a petition is presented (and not promptly dismissed) or an order is made or an effective resolution is passed for the winding up of the Borrower, or if circumstances occur which would justify the appointment of a receiver or administrative receiver (or similar person) of all or any part of the business, undertaking or assets of the Borrower, or

iii. if the Borrower ceases or threatens to cease to carry on its business or any material part of the business, or

iv. if the Borrower sells, leases or otherwise disposes of all or substantially all of its business or assets by one or more transactions whether related or not other than leases of assets or transfers or other disposal of assets in the ordinary course of business, or

v. if any encombrancer takes possession or a receiver is appointed of any part of the Borrower's assets, business or undertaking, or

vi. if any distress execution sequestration or other process levied or enforced upon or sued out against the Borrower's property in respect of a debt due by the Borrower and is not discharged within twenty-one days, or

vii. if the Borrower convenes a meeting of, or proposes to enter into any arrangement for the benefit of or composition with its creditors, or

viii. if any of the representations and warranties contained herein shall prove to be incorrect in any material respect, or

ix. if the Borrower materially breaches any of the undertakings herein contained, or

x. if anything analogous to any of the events specified in paragraphs i to ix occurs under the laws of any applicable jurisdiction.

9. This Loan Agreement shall be governed by and construed in accordance with the law of the State of Texas.

10. The parties hereby submit to the exclusive jurisdiction of the courts of Texas, in relation to any disputes that may arise out of or in connection with this Loan Agreement and the parties hereby waive any objections on the ground of venue or forum non convenience or any similar grounds.

11. The Lender acknowledges that the Borrower previously borrowed $5,000,000 (the "Cornell Loan") from Cornell Capital Partners, LP ("Cornell"). The Lender agrees to subordinate the Loan and any payments or obligations of the Borrower under this Loan Agreement to the rights of Cornell under the Cornell Loan.

[Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Loan Agreement the day and year first written above.

THE COMMON SEAL of

PETROFINANZ GMBH

Was hereunto affixed in the

Presence of:

/s/ David Craven

DIRECTOR

____________________________

DIRECTOR/SECRETARY

IGNIS PETROLEUM GROUP, INC.

BY: /s/ Philipp Buschmann

NAME: Philipp Buschmann

TITLE: Chief Operating Officer

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